CITICORP AND SUBSIDIARIES
 CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
 (In Millions)

                                                                 YEAR ENDED DECEMBER 31,                          NINE MONTHS ENDED
                                                                                                                      SEPTEMBER 30
 EXCLUDING INTEREST ON DEPOSITS:            1995          1994        1993         1992           1991            1996          1995
                                       ---------   ------------   ----------   ------------   -----------      ---------   ---------

 FIXED CHARGES:
      INTEREST EXPENSE (OTHER THAN
         INTEREST ON DEPOSITS)             4,110         5,906        6,324          5,826         5,973          2,610       3,100
      INTEREST FACTOR IN RENT EXPENSE        140           143          147            162           171            112         108
                                       ---------   ------------   ----------   ------------   -----------      ---------   ---------

         TOTAL FIXED CHARGES               4,250         6,049        6,471          5,988         6,144          2,722       3,208

 INCOME:
      NET INCOME(LOSS)                     3,464         3,422 (A)    1,919 (B)        722          (914)(C)      2,801       2,559
      INCOME TAXES                         2,121         1,189          941            696           677          1,692       1,586
      FIXED CHARGES                        4,250         6,049        6,471          5,988         6,144          2,722       3,208
                                       ---------   ------------   ----------   ------------   -----------      ---------   ---------

         TOTAL INCOME                      9,835        10,660        9,331          7,406         5,907          7,215       7,353
                                       =========   ============   ==========   ============   ===========      =========   =========

 RATIO OF INCOME TO FIXED CHARGES
      EXCLUDING INTEREST ON DEPOSITS       2.31           1.76         1.44           1.24          0.96(D)         2.65       2.29
                                       =========   ============   ==========   ============   ===========      =========   =========


 INCLUDING INTEREST ON DEPOSITS:

 FIXED CHARGES:
      INTEREST EXPENSE                    13,012        14,902       16,121         16,327        17,089          9,220       9,713
      INTEREST FACTOR IN RENT EXPENSE        140           143          147            162           171            112         108
                                       ---------   ------------   ----------   ------------   -----------      ---------   ---------

         TOTAL FIXED CHARGES              13,152        15,045       16,268         16,489        17,260          9,332       9,821

 INCOME:
      NET INCOME(LOSS)                     3,464         3,422 (A)    1,919 (B)        722          (914)(C)      2,801       2,559
      INCOME TAXES                         2,121         1,189          941            696           677          1,692       1,586
      FIXED CHARGES                       13,152        15,045       16,268         16,489        17,260          9,332       9,821
                                       ---------   ------------   ----------   ------------   -----------      ---------   ---------

         TOTAL INCOME                     18,737        19,656       19,128         17,907        17,023         13,825      13,966
                                       =========   ============   ==========   ============   ===========      =========   =========


 RATIO OF INCOME TO FIXED CHARGES
      INCLUDING INTEREST ON DEPOSITS        1.42           1.31         1.18           1.09          0.99(D)        1.48       1.42
                                       =========   ============   ==========   ============   ===========      =========   =========

(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(C) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(D) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $237 MILLION.